EXHIBIT 99.1

                              EMPLOYEE COMPENSATION
                                    AGREEMENT

     This Agreement, dated March 17, 1998, is by and among KSW, Inc., ("the Company") its subsidiary KSW Mechanical Services, Inc. ("Services"), both Delaware corporations with offices at 37-16 23rd Street, Long Island City, New York 11101, and Robert Brussel, an executive/employee of Services.

     WHEREAS, it is usual and customary for Services to reward the prior year's efforts of its managerial employees during the first quarter of the succeeding year at which time the year end results have been finally determined; and

     WHEREAS, the Company believes it is beneficial to conserve capital in order to sustain growth; and

     WHEREAS, the Company believes it is beneficial for Services' executive employees to hold an equity position in the Company; it is agreed that

     1. As a bonus in recognition of efforts in recovering the Rockland Psychiatric claim, the undersigned employee shall receive 8,500 shares of KSW, Inc. stock, registered under the Securities Act of 1933, as amended, under a Registration Statement on Form S-8.

     2. This Agreement shall not be construed as an employment agreement and shall not affect the terms or conditions of employment of the undersigned employee.

     3. The undersigned agrees that this Agreement shall not be assignable by him.

     4. The foregoing is the entire agreement among the parties with respect to the subject hereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by the parties hereto.

     5. This Agreement is to be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

     IN WITNESS WHEREOF, the Company and Services have caused this Agreement to be signed by their duly authorized officers, and the Employee has signed this Agreement, all as of the date first above written.

                                        KSW, INC.

                                        By: /S/ FLOYD WARKOL
                                            Floyd Warkol,
                                            Chief Executive Officer


                                        KSW MECHANICAL SERVICES, INC.

                                        By: /S/ FLOYD WARKOL
                                            Floyd Warkol,
                                            Chief Executive Officer

                                            /S/ ROBERT BRUSSEL
                                            Robert Brussel,
                                            Employee